Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@terminix.com

Media:

James Robinson

901.597.7521

James.Robinson@terminix.com

Terminix Delivers Fourth-Quarter 2020 Revenue Growth of Four Percent

with Strong Profit Margin Expansion

•	Six percent revenue growth in termite and home services included five percent organic growth
•	Five percent revenue growth in residential pest included four percent organic growth
•	Net income of $490 million includes gain on sale of ServiceMaster Brands
•	Adjusted EBITDA of $68 million, a year-over-year increase of 24 percent
•	Full-Year 2021 guidance of revenue between $2,025 and $2,050 million and Adjusted EBITDA between $365 and $380 million

MEMPHIS, TENN. — February 25, 2021 —Terminix Global Holdings, Inc. (NYSE: TMX), a leading provider of essential termite and pest management services to residential and commercial customers, announced unaudited fourth-quarter and full-year 2020 results.

For the fourth quarter of 2020, the Company reported a revenue increase of four percent to $460 million. Net income was $490 million, or $3.71 per share, driven by the gain from the sale of ServiceMaster Brands. Adjusted EBITDA(1) for the quarter increased $13 million, or 24 percent, to $68 million, and Adjusted Net Income(2) increased $18 million to $28 million, or $0.21 per share.

For the year ended 2020, the Company reported a revenue increase of eight percent to $1,961 million. Net income increased $423 million to $551 million, primarily driven by the gain from the sale of ServiceMaster Brands. Adjusted EBITDA for the full year increased $32 million, or 10 percent, to $345 million and Adjusted Net Income increased $18 million, or 16 percent, to $126 million.

“Successful execution of our strategic initiatives enabled us to deliver a strong year at Terminix,” said Terminix CEO Brett Ponton. “Organic revenue growth was highlighted by strong performance in termite services and residential pest, while the commercial pest business continued to improve sequentially in the fourth quarter. Profit margin expansion was driven by productivity improvements including gains in teammate and customer retention.”

“As we look to 2021, we are excited about the opportunities ahead as a singularly focused pest management company,” Mr. Ponton continued. “We remain focused on driving growth and profitability by capitalizing on our industry-leading brand and improving operational capabilities in the core fundamentals of service delivery. Key investments to improve procedures, training and technology will increase consistency from branch-to-branch and teammate-to-teammate and further enhance both the teammate and customer experience. Ultimately, our work this year will strengthen the foundation needed to further advance our vision of being the preferred pest management provider in the eyes of our customers, our teammates and the communities we serve.”

Consolidated Performance

	Three Months Ended December 31,				Year Ended December 31,
$ millions	2020	2019	B/(W)		2020	2019	B/(W)
Revenue	$460	$441	$19		$1,961	$1,819	$142
YoY growth			4%				8%
Gross Margin	180	162	18		806	750	56
% of revenue	39.1%	36.7%	2.4	pts	41.1%	41.2%	(0.1)	pts
SG&A	(136)	(130)	(6)		(559)	(527)	(31)
% of revenue	29.6%	29.4%	(0.2)	pts	28.5%	29.0%	0.5	pts
(Loss) Income from Continuing Operations before Income Taxes	(9)	(60)	51		41	64	(24)
% of revenue	(2.0)%	(13.7)%	11.7	pts	2.1%	3.5%	(1.5)	pts
Net Income (Loss)	490	(26)	516		551	128	423
% of revenue	106.7%	(5.9)%	112.6	pts	28.1%	7.0%	21.0	pts
Adjusted Net Income(2)	28	10	18		126	108	18
% of revenue	6.1%	2.3%	3.8	pts	6.4%	6.0%	0.5	pts
Adjusted EBITDA(1)	68	55	13		345	313	32
% of revenue	14.8%	12.5%	2.4	pts	17.6%	17.2%	0.4	pts
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	(13)	12	(25)		198	164	33
Free Cash Flow(3)	(19)	6	(25)		172	139	33

Reconciliations of net income (loss) to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Net Cash (Used for) Provided from Operating Activities from Continuing Operations to Free Cash Flow, are set forth below in this press release.

Fourth-Quarter Performance

Revenue

	Three Months Ended
	December 31,
(In millions)	2020	2019	Growth		Organic		Acquired
Residential Pest Management	$172	$165	$7	5%	$6	4%	$2	1%
Commercial Pest Management	111	111	—	—%	(2)	(1)%	2	1%
Termite and Home Services	131	124	7	6%	7	5%	—	—%
European Pest Management	23	18	5	29%	4	24%	1	5%
Sales of Products and Other	22	24	(1)	(5)%	(1)	(5)%	—	—%
Total Revenue	$460	$441	$19	4%	$14	3%	$5	1%

Terminix reported four percent year-over-year revenue growth and three percent organic revenue growth(4) in the fourth quarter of 2020. Termite and home services organic revenue growth was five percent, including 14 percent growth in renewable core termite completions driven by sales of our monthly pay tiered termite product. Residential pest organic revenue growth of four percent reflected retention gains, new sales growth and pricing realization that were partially offset by lower summer sales units and one-time bed bug services. European pest revenue was up 24 percent organically, including 10 percent from foreign currency translation, driven by strong growth in Norway, Sweden and the United Kingdom. Commercial pest organic revenue declined one percent year-over-year and improved approximately 200 basis points sequentially from the third quarter. The commercial pest organic revenue decline was driven by impacts from the ongoing pandemic including lower sales of non-recurring services and service postponements due to both temporary and permanent business closures.

Adjusted EBITDA

Terminix Adjusted EBITDA was $68 million for the fourth quarter, a year-over-year increase of $13 million. The impact on Adjusted EBITDA from higher revenue was $8 million. Direct, indirect and general and administrative cost reductions in the quarter amounted to approximately $18 million. These gains were partially offset by higher incentive compensation expense of $10 million, including over $1 million for a one-time special bonus to all front-line employees in recognition of their dedication to serving customers during unprecedented pandemic conditions. Termite damage claims expense was up $3 million year-over-year, primarily related to the completion of the mitigation program in the Mobile Bay area.

Sale of ServiceMaster Brands

On October 1, 2020, we completed the sale of the ServiceMaster Brands business for $1,541 million to RW Purchaser LLC, an affiliate of investment funds managed by Roark Capital Management LLC, resulting in a gain of $494 million, net of income taxes. A portion of the proceeds was used to retire all of the $750 million aggregate principal amount of our 5.125% Notes due 2024. The remaining proceeds net of taxes and debt retirement costs are reflected in available cash. ServiceMaster Brands is classified as discontinued operations for all periods presented.

Liquidity, Free Cash Flow and Leverage

The Company ended the fourth quarter with $615 million in available cash and access to $377 million under its revolving credit facility for total liquidity of $992 million. Year-to-date free cash flow from continuing operations was $172 million, with a free cash flow to Adjusted EBITDA conversion rate of 50 percent. Free cash flow was negatively impacted by $49 million in payments in conjunction with the settlement with the Alabama Attorney General, as previously announced on November 5, 2020.

Full-Year 2021 Outlook

(In millions)	Low	High
Revenue	$2,025	$2,050
Growth Rate	3%	4%
Adjusted EBITDA	$365	$380
Margin	18.0%	18.5%

For the full year 2021, the Company expects commercial pest will continue the gradual positive trends seen over the last several months as the economy continues to reopen, with the back half of the year improving as COVID-19 impacts are lapped. Organic growth in residential pest will be partially offset by lower year-over-year summer sales revenue in the first quarter due to fewer unit sales in 2020 and the continued lower trends in bed bug services due to reduced travel during the pandemic. Continued demand is expected in termite completions due to the new monthly pay product and strong growth in home services. Termite renewal revenue will be reduced by between $8 and $10 million in 2021 due to a change in the timing of revenue recognition from our move to a monthly subscription-based model.

Anticipated Adjusted EBITDA for 2021 reflects the impact of revenue growth and reduced termite damage claims expense as completion of the $10 million termite mitigation plan in the Mobile Bay area is lapped. Cost headwinds during the year related to increased training and lost productivity from the roll out of our new technology platform are expected, as well as increased travel expense and the lapping of strong employee retention gains. The cost of 2021 initiatives and investments in operational capabilities are expected to be funded through cost structure simplification as the Company evolves to a leaner focused pest management company.

The timing and frequency of new termite damage claims litigated case filings are difficult to predict. This guidance represents the Company’s best estimate of litigated case filings, but actual pace and volume could differ.

A reconciliation of the forward looking full-year 2021 Adjusted EBITDA outlook to net income is not being provided, as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Fourth-Quarter and Full-Year 2020 Earnings Conference Call

The Company will hold a conference call to discuss its financial and operating results at 8 a.m. central time (9 a.m. eastern time) on Thursday, February 25, 2021.

The Company invites all interested parties to join Chief Executive Officer Brett Ponton, current Chief Financial Officer Tony DiLucente, Executive Vice President and incoming Chief Financial Officer Bob Riesbeck, and Vice President of Investor Relations and Treasurer Jesse Jenkins for an update on the Company's operational performance and financial results for the fourth quarter and full year ended December 31, 2020. Participants may join this conference call by dialing 800.920.5526 (or international participants, +1.212.231.2914). Additionally, the conference call will be available via webcast. A slide presentation highlighting the Company’s results will also be available. To participate via webcast and view the presentation, visit the Company’s new investor relations home page at investors.terminix.com.

The call will be available for replay until March 27, 2021. To access the replay of this call, please call 800.633.8284 and enter reservation number 21990560 (international participants: +1.402.977.9140, reservation number 21990560). The webcast will also be available on the Company’s investor relations home page.

About Terminix

Terminix Global Holdings (NYSE: TMX) is a leading provider of residential and commercial pest management. The Company provides pest management services and protection against termites, mosquitoes, rodents and other pests. Headquartered in Memphis, Tenn., with more than 11,400 teammates and 2.9 million customers in 24 countries and territories, the Company visits more than 50,000 homes and businesses every day. To learn more about Terminix, visit Terminix.com, or LinkedIn.com/company/terminix.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,”

“projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the impact of reserves attributable to pending Litigated and Non-Litigated Claims for terminate damages; future termite damage claim expenses above historical norms remaining within the ringfence estimate; implementation of Mobile Bay Formosan termite settlement remediation measures; the mitigating impact of the Mobile Bay Formosan termite settlement on future litigated termite damage claims; the impact of COVID-19 on our operations; lawsuits, enforcement actions and other claims by fourth parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated like or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, free cash flow and free cash flow to Adjusted EBITDA conversion rate are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, net cash provided by operating activities from continuing operations, net earnings from discontinued operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_______________________________________________

(1) Adjusted EBITDA is defined as net income (loss) before: depreciation and amortization expense; acquisition-related costs; Mobile Bay Formosan termite settlement; termite damage claims reserve adjustment; non-cash stock-based compensation expense; restructuring and other charges; realized (gain) on investment in frontdoor, inc.; net earnings from discontinued operations; (benefit) provision for income taxes; loss on extinguishment of debt; and interest expense. The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(2) Adjusted Net Income is defined as net income (loss) before: amortization expense; acquisition-related costs; Mobile Bay Formosan termite settlement; termite damage claims reserve adjustment; restructuring and other charges; realized (gain) on investment in frontdoor, inc.; loss on extinguishment of debt; net earnings from discontinued operations; and the tax impact of the aforementioned adjustments. The Company’s definition of Adjusted Net Income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as Adjusted Net Income divided by the weighted-average diluted common shares outstanding.

(3) Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4) Organic revenue growth is defined as revenue excluding revenue from acquired customers for 12 months following the acquisition date.

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$460	$441	$1,961	$1,819
Cost of services rendered and products sold	280	279	1,155	1,069
Selling and administrative expenses	136	130	559	527
Amortization expense	10	9	36	25
Acquisition-related costs	—	4	—	16
Mobile Bay Formosan termite settlement	—	—	49	—
Termite damage claims reserve adjustment	—	53	—	53
Restructuring and other charges	2	2	16	14
Realized (gain) on investment in frontdoor, inc.	—	—	—	(40)
Interest expense	17	22	83	87
Interest and net investment income	(1)	(1)	(4)	(5)
Loss on extinguishment of debt	26	1	26	8
(Loss) Income from Continuing Operations before Income Taxes	(9)	(60)	41	64
(Benefit) provision for income taxes	(7)	(17)	24	5
Equity in earnings of joint ventures	1	—	3	—
Income (Loss) from Continuing Operations	(1)	(43)	20	60
Net earnings from discontinued operations	491	17	531	69
Net Income (Loss)	$490	$(26)	$551	$128
Total Comprehensive Income (Loss)	$502	$(9)	$504	$132
Weighted-average common shares outstanding - Basic	132.1	135.7	132.7	135.8
Weighted-average common shares outstanding - Diluted	132.1	135.7	133.0	136.2
Basic Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$(0.01)	$(0.32)	$0.15	$0.44
Net earnings from discontinued operations	3.72	0.13	4.00	0.50
Net Income (Loss)	3.71	(0.19)	4.15	0.94
Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$(0.01)	$(0.32)	$0.15	$0.44
Net earnings from discontinued operations	3.72	0.13	4.00	0.50
Net Income (Loss)	3.71	(0.19)	4.14	0.94

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	December 31,	December 31,
	2020	2019
Assets:
Current Assets:
Cash and cash equivalents	$615	$280
Receivables, less allowances of $25 and $22, respectively	206	178
Inventories	44	46
Prepaid expenses and other assets	145	81
Current assets of discontinued operations	—	45
Total Current Assets	1,010	629
Other Assets:
Property and equipment, net	182	204
Operating lease right-of-use assets	80	95
Goodwill	2,146	2,096
Intangible assets, primarily trade names, service marks and trademarks, net	1,111	1,169
Restricted cash	89	89
Notes receivable	31	32
Long-term marketable securities	14	13
Deferred customer acquisition costs	98	94
Other assets	75	68
Long-term assets of discontinued operations	—	834
Total Assets	$4,837	$5,322
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$91	$96
Accrued liabilities:
Payroll and related expenses	102	54
Self-insured claims and related expenses	76	72
Accrued interest payable	7	16
Other	99	82
Deferred revenue	102	107
Current portion of lease liability	17	19
Current portion of long-term debt	100	69
Current liabilities of discontinued operations	—	42
Total Current Liabilities	594	557
Long-Term Debt	820	1,666
Other Long-Term Liabilities:
Deferred taxes	346	499
Other long-term obligations, primarily self-insured claims	239	158
Long-term lease liability	96	110
Long-term liabilities of discontinued operations	—	11
Total Other Long-Term Liabilities	681	777
Commitments and Contingencies
Stockholders’ Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 148,400,384 shares issued and 132,080,845 shares outstanding at December 31, 2020, and 147,872,959 shares issued and 135,408,054 outstanding at December 31, 2019)	2	2
Additional paid-in capital	2,359	2,334
Retained earnings	841	291
Accumulated other comprehensive income	(39)	9
Less common stock held in treasury, at cost (16,319,539 shares at December 31, 2020, and 12,464,905 shares at December 31, 2019)	(423)	(313)
Total Stockholders' Equity	2,741	2,322
Total Liabilities and Stockholders' Equity	$4,837	$5,322

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Year Ended December 31,
	2020	2019
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$368	$313
Cash Flows from Operating Activities from Continuing Operations:
Net Income	551	128
Adjustments to reconcile net income to net cash provided from operating activities:
Net earnings from discontinued operations	(531)	(69)
Equity in earnings of joint venture	(3)	—
Depreciation expense	73	71
Amortization expense	36	25
Amortization of debt issuance costs	3	3
Amortization of lease right-of-use assets	18	18
Mobile Bay Formosan termite settlement	49	—
Payments on Mobile Bay Formosan termite settlement	(49)	—
Payments on fumigation related matters	—	(2)
Termite damage claims reserve adjustment	—	53
Realized gain on investment in frontdoor, inc.	—	(40)
Loss on extinguishment of debt	26	8
Deferred income tax provision	8	9
Stock-based compensation expense	16	14
Restructuring and other charges	16	14
Payments related to restructuring and other charges	(12)	(17)
Acquisition-related costs	—	16
Payments for acquisition-related costs	(5)	(14)
Other	(22)	(24)
Change in working capital, net of acquisitions:
Receivables	(30)	(4)
Inventories and other current assets	(15)	(14)
Accounts payable	1	(1)
Deferred revenue	(4)	4
Accrued liabilities	50	(8)
Accrued interest payable	(7)	2
Current income taxes	26	(7)
Net Cash Provided from Operating Activities from Continuing Operations	198	164
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(26)	(25)
Sale of equipment and other assets	6	1
Business acquisitions, net of cash acquired	(36)	(506)
Origination of notes receivables	(68)	(99)
Collections on notes receivables	76	110
Net Cash Used for Investing Activities from Continuing Operations	(47)	(519)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	—	1,470
Payments of debt	(869)	(1,094)
Discount paid on issuance of debt	—	(1)
Debt issuance costs paid	(3)	(10)
Call premium paid on retirement of debt	(19)	—
Repurchase of common stock	(110)	(47)
Issuance of common stock	8	10
Net Cash (Used for) Provided from Financing Activities from Continuing Operations	(992)	328

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows (continued)

(In millions)

Cash Flows from Discontinued Operations:
Cash provided from operating activities	(363)	79
Cash provided from (used for) investing activities:
Proceeds from sale of business	1,541	—
Other investing activities	(1)	3
Cash used for financing activities	(1)	(1)
Net Cash Provided from Discontinued Operations	1,176	81
Effect of Exchange Rate Changes on Cash	1	1
Cash Increase During the Period	336	55
Cash and Cash Equivalents and Restricted Cash at End of Period	$704	$368

The following table presents reconciliations of net income (loss) to Adjusted net income:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except per share data)	2020	2019	2020	2019
Net income (loss)	$490	$(26)	$551	$128
Amortization expense	10	9	36	25
Acquisition-related costs	—	4	—	16
Mobile Bay Formosan termite settlement	—	—	51	—
Termite damage claims reserve adjustment	—	53	—	53
Restructuring and other charges	2	2	16	14
Realized (gain) on investment in frontdoor, inc.	—	—	—	(40)
Loss on extinguishment of debt	26	1	26	8
Net earnings from discontinued operations	(491)	(17)	(531)	(69)
Tax impact of adjustments	(9)	(17)	(23)	(28)
Adjusted Net Income	$28	$10	$126	$108
Weighted average diluted common shares outstanding	132.6	136.2	133.0	136.4
Adjusted earnings per share	$0.21	$0.08	$0.95	$0.79

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2020	2019	2020	2019
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	$(13)	$12	$198	$164
Property additions and Government grant fundings for property additions	(6)	(6)	(26)	(25)
Free Cash Flow	$(19)	$6	$172	$139

The following table presents reconciliations of net income (loss) to Adjusted EBITDA.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2020	2019	2020	2019
Net income (loss)	$490	$(26)	$551	$128
Depreciation and amortization expense	28	28	110	96
Acquisition-related costs	—	4	—	16
Mobile Bay Formosan termite settlement	—	—	51	—
Termite damage claims reserve adjustment	—	53	—	53
Non-cash stock-based compensation expense	3	3	16	14
Restructuring and other charges	2	2	16	14
Realized (gain) on investment in frontdoor, inc.	—	—	—	(40)
Net earnings from discontinued operations	(491)	(17)	(531)	(69)
(Benefit) provision for income taxes	(7)	(17)	24	5
Loss on extinguishment of debt	26	1	26	8
Interest expense	17	22	83	87
Adjusted EBITDA	$68	$55	$345	$313